UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2013

Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

     Missouri                0-2989            43‑0889454
(State of Incorporation)        (Commission File Number)    (IRS Employer Identification No.)

1000 Walnut,
Kansas City, MO                     64106
(Address of principal executive offices)                (Zip Code)

(816) 234-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Commerce Bancshares, Inc. (“Commerce”) and Summit Bancshares Inc. (“Summit”) completed the acquisition of Summit through a merger of Summit into a wholly-owned subsidiary of Commerce. Immediately after the consummation of that merger, Summit Bank, a wholly-owned subsidiary of Summit, was merged with and into Commerce Bank, a wholly-owned subsidiary of CBI-Kansas, Inc. The transaction, valued at approximately $44 million in Commerce stock, became effective on September 1, 2013. Commerce's acquisition of Summit adds approximately $206 million in loans and $230 million in total deposits.
On August 30, 2013, Commerce and Summit issued a joint press release announcing approval of the merger by the shareholders of Summit. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
99.1 Joint Press Release dated August 30, 2013.
.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.

By: /s/ Jeffery D. Aberdeen
                  Jeffery D. Aberdeen
                  Controller
                  (Chief Accounting Officer)

Date: September 3, 2013